EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
QLogic Corporation:
     We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-75814, 333-13137, 333-66407, 333-42880, 333-55058, 333-70112, 333-112572 and 333-134877) of QLogic Corporation of our reports dated May 22, 2008, with respect to the consolidated balance sheets of QLogic Corporation and subsidiaries as of March 30, 2008 and April 1, 2007, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 30, 2008, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of March 30, 2008, which reports appear in the March 30, 2008, annual report on Form 10-K of QLogic Corporation.
     Our report on the consolidated financial statements refers to changes in the Company’s method of accounting for uncertainty in income taxes in fiscal 2008 and stock-based compensation in fiscal 2007.
/s/ KPMG LLP
Costa Mesa, California
May 22, 2008